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                                                                    Exhibit 10.4

[*] PORTIONS OF THIS EXHIBIT HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         STRATEGIC DEVELOPMENT AGREEMENT
                         -------------------------------

                 BETWEEN iPRINT TECHNOLOGIES AND WOOD ASSOCIATES
                 -----------------------------------------------


     THIS AGREEMENT (the "Agreement") is made and entered into as of this 30th day of August, 2001 (the "Effective Date") by and between iPrint Technologies, inc. ("iPrint"), a Delaware Corporation with its headquarters located at 255 Constitution Drive, Menlo Park, CA 94025 and Wood Alliance, Inc., d/b/a Wood Associates ("WA"), a California corporation with its principal office at 3073 Corvin Drive, Santa Clara, CA 95051.

WHEREAS, WA would like to engage iPrint to provide certain Internet-related services as described herein; and

WHEREAS, iPrint would like to provide such services to WA, subject to and in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, iPrint and WA (referred to herein individually, as a "Party" and collectively, as the "Parties") hereby agree as follows:

1.   Definitions

     All defined terms in this Agreement shall have the meaning assigned to them herein. All definitions shall apply both to their singular or plural forms, as the context may require. "Days" shall mean calendar days, unless otherwise specified. All references to "Paragraph" shall refer to paragraphs of this Agreement, unless otherwise specified.

     1.1 "Additional Entities" means all Customers other than the ones listed in Exhibit B attached hereto and incorporated herein by this reference.

     1.2 "Affiliate" means, with respect to either Party, a third party directly or indirectly controlling, controlled by, or under common control with such Party. For purposes of this definition, "control" shall mean ownership of a majority of the voting shares or voting interests of a third party.

     1.3 "WA Content" means any and all Content owned or licensed by WA and provided by WA to iPrint hereunder, including, without limitation, Merchandise Catalog Items.

     1.4 "Customers" means any client that contracts with WA to activate a branded iPrint licensed Store.

     1.5 "Consumer" means any visitor on WA Site that purchases a Product through the Store.

     1.6 "Company Store" means an internal Store or eStorefront which will allows Customer's employees or certain designated persons to purchase Customer-specific Products and is a simple, static electronic catalog e-commerce website with no more than 100 products with approximately the same functionality as existing WA Company Stores. (See Exhibit C for specification.)

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     1.7  "WA Marks" means any and all Marks owned or licensed by WA and provided by WA to iPrint hereunder.

     1.8 "Content" means data, text, graphics, pictures, artwork, designs, sound, graphics, logos, symbols, video, streaming video / audio clips, articles, original works, original writings, and other textual, audiovisual, and multimedia items.

     1.9 "Entities" means the Additional Entities and Initial Entities, collectively.

     1.10 "Initial Entities" means the list of Customers in Exhibit B.

     1.11 "Intellectual Property Rights" means, on a world-wide basis, any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship including, without limitation, copyrights, moral rights and mask-works, (b) trademark and trade name rights and similar rights, (c) trade secret rights, (d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, contract, license or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter made, existing, or in force (including any rights in any of the foregoing).

     1.12 "Law" means any law, statute, ordinance, rule, regulation, judgment, decree, requirement, order, procedure, or public policy of any national, federal, regional, state, or local governmental body, department, or agency.

     1.13 "Link" means an identifying logo and/or graphic(s) button whereby users may directly traverse from one web site to another by clicking the pointer icon on such logo and/or button.

     1.14 "Marks" means names, trademarks, service marks, trade names, service names, logos, icons, graphic images, and other such items.

     1.15 "Merchandise Catalog Items" means the Products and any and all related text descriptions, product pictures, illustrations, information, graphics, streaming audio / video clips, digital pictures, prices, sizes, logos, designs, and color schemes.

     1.16 "Products" means any and all products and/or services of WA which are marketed, promoted, offered for sale, sold, purchased and/or distributed through the Store hereunder.

     1.17 "iPrint Content" means any and all Content owned or licensed by iPrint and provided by iPrint to WA hereunder. iPrint Content does not include Content placed by a Consumer on any website developed, managed, supported or hosted by iPrint.

     1.18 "iPrint Marks" means any and all Marks owned or licensed by iPrint and provided by iPrint to WA hereunder.

     1.19 "iPrint Site" means the Internet website owned by iPrint and all successors thereto.

     1.20 "iPrint Tools" means any and all Tools which iPrint has independently or previously developed or licensed from a third party, or which iPrint develops or licenses from a third party, whether in connection with this Agreement or otherwise.

     1.21 "Related Parties" means any and all directors, officers, shareholders, employees, representatives, consultants, and agents of an individual or entity.

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     1.22 "Services" means the set-up, management, and support provided by
     iPrint for a Customer's Store, including providing the software and hardware environment.

     1.23 "Store" or "eStorefront" means the software functionality developed and installed by iPrint hereunder, which will allow Consumers to purchase Products, as further described herein and in Exhibit C attached hereto.

     1.24 "Tool Box" and "Builder" means the software application, templates, and mechanism containing iPrint's Tools which WA may use to build individual eStorefronts for its Customers pursuant to the terms and conditions of this Agreement.

     1.25 "Tools" means any and all software and tools and any modifications, enhancements or updates thereto, both in object code and source code form, including, without limitation, subroutines, command structures, algorithms, processes, design and coding, menus, development tools and programming techniques, search engines and techniques, toolbars, Java applets, and ActiveX controls.

2.   iPrint Obligations

     2.1  Scope of Services. iPrint shall set-up, manage, and support Customer
          -----------------
     Company Stores as more particularly set forth in Exhibit C.

     2.2  Development of ASP Solution. Allow WA access to and the use of
          ---------------------------
     iPrint's future administrative template/tool which will allow WA to input data into iPrint's ASP solution ("ASP Solution") in a way that WA can create and deploy additional e-storefront's similar to the Initial Entity's describe above with minimal supplemental deployment services of iPrint;

     2.3  Maintenance and Support of ASP Solution. Offer WA product management
          ---------------------------------------
     services consistent with iPrint's planned ASP offering for Entities' e-storefronts (including product management tools and product data architecture). Supplemental deployment assistance for new e-storefront's created by WA with the administrative template/tool described above.

     2.4  Hosting. Offer application and network hosting services for the
          -------
     Initial Entities' e-storefronts and all subsequent e-storefronts launched by WA using iPrint's ASP Solution within the term of this Agreement. This includes a physical hosting facility, network connectivity, necessary software and hardware purchases, installation and configuration of hardware and software, management of hardware and software, and web site visitor data reporting.

     2.5  Method for Performing Services; Nonexclusivity. iPrint shall, in its
          ----------------------------------------------
     sole discretion, determine the method, details, and means of performing the Services hereunder, in accordance with the terms and conditions of this Agreement. iPrint, in its sole discretion, may engage subcontractors to perform any of the Services provided hereunder. iPrint shall have the right, in its sole discretion, to directly or indirectly market, promote, offer, sell, provide, and make available any products, services and/or deliverables to other parties, including, without limitation, to any individual or entity that directly or indirectly competes with WA, regardless of whether such products, services and/or deliverables are the same as or similar to any products, Services and/or deliverables provided by iPrint hereunder.

     2.6  Changes to Exhibit C.
          --------------------

                (a) Notwithstanding anything to the contrary expressed or implied by this Agreement or any Exhibit hereto, no changes to Exhibit C (whether in original or amended form) shall become effective unless and until the Parties execute a revised Exhibit C (whether in original or amended form), numbered "C-2", "C-3", etc. and describing such changes and

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                    their impact on the affected Exhibit. iPrint shall have no obligation to perform any Services described in any proposed or requested revisions to Exhibit C (whether in original or amended form), unless and until such revised Exhibit has been executed by both Parties.

               (b) If, during the term of this Agreement, WA wishes to implement any changes that deviate in any material respect from Exhibit C (whether in original or amended form), WA shall submit the requested changes to iPrint in a writing specifying such changes in detail. iPrint shall review such requested changes and, if such requested changes are acceptable to iPrint, shall submit to WA a written proposal for implementing such requested changes, including, without limitation, any price or schedule changes. WA shall have five (5) business days from receipt of iPrint's proposal to accept or reject such proposal in writing. Upon WA's acceptance of such proposal, the Parties shall execute a revised Exhibit C (whether in original or amended form), as provided in Paragraph 2.3(a).

               (c) If an event occurs during the term of this Agreement which is beyond iPrint's reasonable control and which would affect iPrint's performance of its obligations hereunder or under Exhibit C (whether in original or amended form), including, without limitation, with respect to performance or delivery schedule or pricing (a "Material Change"), iPrint shall, as soon as practicable after becoming aware of such Material Change, submit iPrint's proposed changes to this Agreement or Exhibit C (whether in original or amended form) to WA in writing. Notwithstanding anything to the contrary expressed or implied by this Agreement or any Exhibit hereto, in no event shall iPrint be penalized or held liable for any Material Change, and any failure or delay by iPrint in meeting the applicable performance or delivery schedule hereunder or under Exhibit C (whether in original or amended form) (the "Schedule") due to a Material Change caused, in whole or in part, by WA's failure or delay in performing any of its obligations under this Agreement and/or such Exhibit (a "Delay"), shall result in an automatic extension of such Schedule by the period of such Delay, plus any additional time period reasonably necessary due to such Delay.

     2.7 iPrint's Marks and Logo Display. While this Agreement is in effect, WA
         -------------------------------
     shall use best efforts to obtain from its Customers for iPrint the right to display its logo Link on each Entity Store, identifying iPrint as the E-Commerce services provider for the Store. While this agreement is in effect, WA shall have no right to move, modify, edit, reduce, remove, or in any way change iPrint's logo Link without iPrint's express prior written consent.

     2.8 Upgrade Notification. In the event that iPrint materially upgrades the
         --------------------
     Tools running the Entity Stores, then iPrint shall notify WA in writing of whether such upgrades are required or optional thirty (30) days in advance of the scheduled upgrade, and shall disclose to WA whether or not there is any impact on the customization of the Entity Stores.

3.   WA Obligations

     3.1 WA will contract with iPrint to exclusively build and maintain at least fifty (50) Fortune 1000 Company Stores, unless mutually agreed upon in writing otherwise for specific Entity/Company Store exceptions. WA will grant to iPrint the exclusive right to build, manage, or maintain any additional Entity/Company Store or e-commerce websites upon the same terms as contemplated in this Agreement until the term of this Agreement is complete, unless also mutually agreed upon in writing otherwise for specific Entity/Company Store exceptions.

     3.2 All agreements between WA and its Customers for the establishment and maintenance of a Entity/Company Store or e-commerce websites shall be in writing and shall include the terms and conditions

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     of iPrint's standard Corporate Site agreement attached in Exhibit D to protect iPrint Content, iPrint Marks, Tool Box, iPrint Tools, and any other iPrint technology provided to Customer. No Customer of WA shall be granted access to the ASP Solution. If a breach of any terms of such agreement occurs, then WA shall take prompt, corrective action to remedy the breach and shall, in addition, notify iPrint in writing of the breach and the corrective action taken. In the event that any Customer ceases to be entitled to use of a Entity/Company Store or e-commerce websites shall take immediate action to remove the website or notify iPrint to remove the website. WA will indemnify and hold iPrint harmless from any and all losses, damages, costs and expenses arising, whether directly or indirectly, from WA's failure to comply with the provisions of this Section 3.2.

     3.3 WA agrees to use best efforts to provide iPrint with sales and marketing support to expand Entities/Company Stores from supplying promotional products to also supply paper-based products. WA agrees that iPrint will have exclusive access to all of WA's paper-based products Customers and WA will not work with any other paper-based product company within these accounts.

     3.4 Upon the earlier of (i) WA's payment to iPrint of all outstanding principal and interest under the Loan and Security Agreement between iPrint and Wood dated August 30, 2001 (the "Loan"), or (2) the aggregate total payments made to iPrint pursuant to this Agreement equalling or exceeding ten million dollars ($10,000,000), WA's obligations under paragraphs 3.1, 3.3, 3.5, 3.6, 3.7 shall terminate and WA will be released from any and all obligations thereunder.

     3.5 If Wood defaults on its Strategic Development Agreement obligations and if the total number of transferred stores is less than 50 at the time of default or by the end of the term, Wood may, at Wood's sole option, either use its best efforts to continue transferring in a timely manner an additional number of its top ranked (by sales volume) and active (recent sales and frequency) Fortune 1000 Company Store accounts to iPrint until iPrint is servicing a minimum of 50 Fortune 1000 Company Stores or Wood will pay iPrint the two thousand dollar ($2,000) development fee per delinquent Entity/Company Store within thirty days (30) notice.

     3.6 If Wood defaults on its Strategic Development Agreement obligations and has ceased operations in Company Stores, Wood will use its best efforts to transfer in a timely manner all ownership of Company Stores and underlying corporate relationship to iPrint such that iPrint can continue servicing the promotional requirements of all Company Store accounts. If the total number of transferred stores is less than 50 at the time of default, Wood may, at iPrint's sole option, either use its best efforts to continue transferring in a timely manner an additional number of its top ranked (by sales volume) and active (recent sales and frequency) Fortune 1000 Company Store accounts to iPrint until iPrint is servicing a minimum of 50 Fortune 1000 Company Stores or Wood will pay iPrint the two thousand dollar ($2,000) development fee per delinquent Entity/Company Store within thirty days (30) notice as decided solely by iPrint.

     3.7 If Wood defaults on its Loan and Security Agreement, Wood will use its best efforts to transfer in a timely manner all ownership of Company Stores and underlying corporate relationship to iPrint such that iPrint can continue servicing the promotional requirements of all Company Store accounts. If the total number of transferred stores is less than 50 at the time of default or by the end of the term, Wood may, at iPrint's sole option, either use its best efforts to continue transferring in a timely manner an additional number of its top ranked (by sales volume) and active (recent sales and frequency) Fortune 1000 Company Store accounts to iPrint until iPrint is servicing a minimum of 50 Fortune 1000 Company Stores or Wood will pay iPrint the two thousand dollar ($2,000) development fee per delinquent Entity/Company Store within thirty days (30) notice as decided solely by iPrint.

     3.8 WA Content and WA Marks. WA shall, in a timely manner, provide iPrint
         -----------------------
     with any and all WA Content and WA Marks necessary for the implementation of this Agreement, in the format(s) specified by iPrint from time to time in its sole discretion.

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         3.9  Advisory Counsel Obligations. WA agrees that it shall designate
              ----------------------------
         one senior level executive from its organization (the "Designee") to serve on iPrint's Advisory Counsel, in order to assist iPrint in providing quality services to its clients.

         3.10 Case Studies. iPrint shall not conduct a Case Study on any
              ------------
         Customer without its prior written permission. Notwithstanding the foregoing, and upon request by iPrint, WA shall request both permission and reasonable assistance from any specified Entity, so that iPrint may conduct a Case Study on such Customer.

         3.11 Additional Obligations. In addition to any payment or other
              ----------------------
         obligations imposed on WA under this Agreement and/or any incorporated Exhibits herein, WA shall: (a) provide iPrint with any and all information and assistance, and make available and provide access to facilities, resources, and personnel, as may be reasonably requested by iPrint from time to time in order for iPrint to perform its obligations hereunder; (b) provide all WA Content and WA Marks necessary for iPrint to perform its obligations hereunder, in accordance with the applicable agreed-upon delivery schedule and the format(s) specified by iPrint from time to time in its sole discretion; and (c) cooperate with any other reasonable iPrint request to enable iPrint to perform its obligations hereunder. Any charges or expenses incurred by iPrint, pre-approved in writing with WA not unreasonably withheld, due to any delay or otherwise due to WA's failure to perform any of its obligations under this Agreement and/or any Statement of Work shall be paid by WA.

4.       Payment

         4.1  Fees. In consideration of the Services to be performed hereunder,
              ----
         WA shall compensate iPrint in accordance with the rate and payment schedule set forth in Exhibit A. iPrint may suspend performance at any time in the event of WA's failure to timely pay fees due hereunder if
         (1) iPrint has given WA written notice of such failure to pay and (2) WA fails to make such payment within five (5) days of receipt of such written notice.

         4.2  Expenses. In addition, iPrint shall invoice WA for reasonable
              --------
         out-of-pocket non-overhead costs and expenses incurred in the course of iPrint's performance of its obligations hereunder (as evidenced by appropriate receipts or other documentary evidence), including, without limitation, travel, meals, and lodging, and material and supply costs, at cost. All estimated out-of-pocket non-overhead expenses including travel, meals and lodging must be pre-approved by WA in writing.

         4.3  Invoices. All invoices submitted to WA hereunder shall be sent to
              --------
         the following address: 3073 Corvin Drive Santa Clara, CA 95051. All invoices are due and payable thirty (30) days after receipt thereof. All payments made to iPrint hereunder shall be sent to the following address: 255 Constitution Drive, Menlo Park, CA 94025.

         4.4  Taxes; Late Payment. WA shall pay all sales, use, excise and other
              -------------------
         taxes, duties and tariffs that may be levied upon either Party in connection with this Agreement, except for taxes based on iPrint's net income. WA shall reimburse iPrint for all reasonable costs incurred by iPrint in connection therewith, including, without limitation, attorney fees and collection fees.

5.       Term and Termination

         5.1  Initial Term. This Agreement will continue in full force and
              ------------
         effect for a period of two (2) calendar years commencing from the Effective Date hereof (the "Initial Term"), unless otherwise terminated by either Party as provided herein.

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         5.2 Renewal Term. After the Initial Term, this Agreement shall
             ------------
         automatically renew for successive one (1) year terms (the "Renewal Terms"), unless one of the Parties, no later than ninety (90) days prior to the end of the Initial Term or any Renewal Term, gives written notice to the other Party that this Agreement shall terminate at the end of the Initial Term or such Renewal Term (as applicable).

         5.3 Termination for Breach. Either Party may terminate this Agreement
             ----------------------
         at any time prior to the end of the Initial Term or any Renewal Term, upon thirty (30) days' prior written notice to the other Party (specifying in reasonable detail the nature of the material breach), if such other Party materially breaches any term or condition of this Agreement and fails to cure such breach within such thirty (30) day period.

         5.4 Termination For Convenience. Either Party may terminate this
             ---------------------------
         Agreement, without cause, at any time after the Initial Term by providing the other Party with a least one hundred and eighty (180) days' prior written notice of such Party's intent to terminate, without any obligation or liability for doing so, except as provided in Paragraph 5.5.

         5.5 Effects of Termination. Promptly upon the notice of termination of
             ----------------------
         this Agreement for any reason: (i) WA shall pay to iPrint any and all amounts then due and outstanding in connection with any applicable Services performed hereunder through the effective date of termination (last day of service); (ii) all rights and licenses granted hereunder and all obligations and covenants imposed hereunder shall cease, except as otherwise expressly set forth herein; (iii) WA shall dismantle all Customer Stores and erase all Customer Stores from its server; (iv) each Party shall: (A) stop using all Confidential Information, Marks, Content and/or Tools (as applicable) of the other Party then under its possession or control; (B) erase or destroy all such Confidential Information, Marks, Content and/or Tools residing in any computer memory or data storage apparatus; and (C) at the option of such other Party, either destroy or return to such other Party all such Confidential Information, Marks, Content, Tool Boxes and/or Tools in tangible form and all copies thereof.

         5.6 Survival. Sections 4, 6, 7, 8, 9, 10, 11, 12 and 13 shall survive
             --------
         the termination of this Agreement.

6.       Proprietary Rights and Licenses

         6.1 WA Proprietary Rights. As between iPrint and WA, the WA Content, WA
             ---------------------
         Marks, and WA's Confidential Information (as hereinafter defined), are and shall remain the sole and exclusive property of WA, and WA shall own all Intellectual Property Rights therein. Except as otherwise expressly provided herein or in any Exhibit hereto, nothing expressed or implied by this Agreement or any Exhibit hereto shall be construed to grant to iPrint any ownership right in, or license to, the WA Content, WA Marks, and/or WA's Confidential Information.

         6.2 iPrint Proprietary Rights. As between iPrint and WA, the iPrint
             -------------------------
         Site, iPrint Content, iPrint Marks, iPrint Tools, iPrint's Confidential Information (as hereinafter defined), the Store (excluding any WA Content and/or WA Marks incorporated therein), and any and all other materials, Content, Tools and/or works developed or provided by iPrint or any third party contractors of iPrint, whether pre-existing, independently developed and/or developed in connection with this Agreement or otherwise, whether in original or derivative form, are and shall remain the sole and exclusive property of iPrint, and iPrint shall own all Intellectual Property Rights therein. Except as otherwise expressly provided herein or in any Exhibit hereto, nothing expressed or implied by this Agreement or any Exhibit hereto shall be construed to grant to WA any ownership right in, or license to, any of the foregoing items.

         6.3 iPrint retains all right, title, interest, and ownership in and to the created websites including, but not limited to, all underlying or related intellectual property, code, non-Entity/non-client owned content, tools, utilities, applications, and system and developmental environments. In no way does this Agreement or any related agreements or exhibits grant to WA any ownership right in, or license to, any of the foregoing items.

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         6.4 License to iPrint. During the term of the Agreement and subject to
             -----------------
         the terms and conditions of this Agreement, WA hereby grants to iPrint a non-exclusive, worldwide, royalty-free, and sublicensable (through multiple tiers) right and license to use, modify, adapt, translate, reproduce, create derivative works from, distribute, display, and transmit the WA Content and WA Marks, whether in original or derivative form, solely in connection with the implementation of this Agreement subject to compliance with Wood's trademark usage guidelines.

         6.5 License to WA. During the Term of this Agreement and subject to the
             -------------
         terms and conditions of this Agreement, if and to the extent that any iPrint Content, iPrint Marks, Tool Box and/or iPrint Tools are incorporated in or are required for WA to build, operate and use the Entity Stores, iPrint hereby grants to WA a limited, non-exclusive, worldwide, royalty-free, and non-transferable right and license to use, execute, reproduce, display, and distribute such iPrint Content, iPrint Marks and/or iPrint Tools, solely to the extent incorporated in or required for WA to build, operate and use the Entity Store in the ordinary course of WA's business, subject to compliance with iPrint's trademark usage guidelines and subject to any applicable license restrictions or other terms and conditions imposed by iPrint's licensors pre-approved in writing. iPrint shall retain all ownership rights, title and interest to its ASP application(s).

Except for the limited licenses specified, iPrint is not selling or transferring any aspect of the iPrint Content, iPrint Marks, Tool Box and/or iPrint Tools Corporate Print Center Site, any related services, or any iPrint technology.

7.       Warranties

         7.1 WA represents, warrants and covenants to iPrint that: (a) WA is the sole and exclusive owner of all WA Content and WA Marks except as licensed from WA Customers; (b) WA has the right and authority to enter into and perform its obligations under this Agreement and to grant the rights granted to iPrint hereunder; (c) the execution of this Agreement by WA, the exercise or performance by WA of any rights or obligations hereunder, and the rights granted by WA to iPrint hereunder do not and will not breach, conflict with, or constitute a default under any other agreement or instrument applicable to WA or binding upon its assets or properties; and (d) the WA Content and WA Marks, and the use and display thereof as contemplated by this Agreement, does not and will not: (i) violate or infringe upon any third party's Intellectual Property Rights, rights of privacy or publicity, or any other rights; or (ii) defame any third party.

         7.2 iPrint represents, warrants and covenants to WA that: (a) iPrint owns or licenses all right, title, and interest in and to all iPrint Content, iPrint Marks, Tool Box and/or iPrint Tools; (b)iPrint has the right and authority to enter into and perform its obligations under this Agreement and to grant the rights granted to WA hereunder; (c) the execution of this Agreement by iPrint, the exercise or performance by iPrint of any rights or obligations hereunder, and the grant of the rights hereunder do not and will not breach, conflict with, or constitute a default under any other agreement or instrument applicable to iPrint or binding upon its assets or properties; (d) the Services will be performed by qualified personnel in a professional manner in accordance with reasonable industry standards and (e) to the best of its knowledge, the iPrint Content, iPrint Marks, Tool Box and/or iPrint Tools, and the use and display thereof as contemplated by this Agreement, does not and will not: (i) violate or infringe upon any third party's Intellectual Property Rights, rights of privacy or publicity, or any other rights; or (ii) defame any third party.

8.       Limitation of Liability

         8.1 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR INCIDENTAL DAMAGES, WHETHER FORESEEABLE OR UNFORESEEABLE, ARISING IN CONNECTION WITH THE PRODUCTS AND/OR THE MARKETING, PROMOTION, OFFERING FOR SALE, SALE, PURCHASE, DISTRIBUTION, AND/OR USE THEREOF, INCLUDING, WITHOUT LIMITATION, CLAIMS FOR LOSS OF REVENUE, PROFITS, DATA, GOODWILL,

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         PRODUCTS, OR USE OF MONEY, INTERRUPTION IN USE OR AVAILABILITY OF DATA,
         STOPPAGE OF OTHER WORK, OR IMPAIRMENT OF OTHER ASSETS, WHETHER BASED UPON BREACH OR FAILURE OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER FORM OF ACTION OR LEGAL OR EQUITABLE THEORY, AND WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN , IN NO EVENT SHALL THE MAXIMUM AGGREGATE LIABILITY WHICH EITHER PARTY MAY INCUR IN ANY ACTION OR PROCEEDING ARISING IN CONNECTION WITH THE STORE AND/OR SERVICES OR OTHERWISE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ITS IMPLEMENTATION, EXCEED THE TOTAL AMOUNTS ACTUALLY PAID BY WA TO iPrint PURSUANT TO PARAGRAPH 4. FOR PURPOSES OF THIS PARAGRAPH 8 AND
         PARAGRAPHS 9 AND 12, "iPrint" SHALL MEAN iPrint TECHNOLOGIES, INC., ITS FULFILLMENT VENDORS, ITS LICENSORS, ITS AND THEIR RESPECTIVE
         AFFILIATES, AND ANY RELATED PARTIES OF ANY OF THE FOREGOING.

9.       Warranty Disclaimer

         EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN PARAGRAPH 7.2, iPrint MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS WITH RESPECT TO ANY SITES, PRODUCTS, SERVICES, TECHNOLOGY OR CONTENT PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION, WARRANTIES OF FITNESS, MERCHANTABILITY, NON-INFRINGEMENT, TITLE, OR ANY IMPLIED WARRANTIES ARISING OUT OF THE COURSE OF PERFORMANCE, DEALING OR TRADE USAGE. IN ADDITION, iPrint MAKES NO REPRESENTATION THAT THE OPERATION OR USE OF ANY SITES, PRODUCTS, SERVICES, TECHNOLOGY OR CONTENT PROVIDED HEREUNDER WILL COMPLY WITH APPLICABLE GOVERNMENT CODES OR LAW, OR WILL BE UNINTERRUPTED, ERROR FREE, OR SECURE, AND iPrint WILL NOT BE LIABLE FOR THE CONSEQUENCES OF ANY INTERRUPTIONS, ERRORS, OR BREACHES OF SECURITY. iPrint MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO ANY THIRD PARTY SOFTWARE, TOOLS, HARDWARE, OR OTHER MATERIALS OR CONTENT WHICH MAY BE USED OR PROVIDED BY iPrint IN THE PERFORMANCE OF SERVICES HEREUNDER. WA ACKNOWLEDGES THAT iPrint HAS ENTERED INTO THIS AGREEMENT AND HAS SET ALL APPLICABLE COMPENSATION TERMS IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND DISCLAIMERS OF WARRANTIES AND DAMAGES SET FORTH HEREIN, AND THAT THE SAME FORM IS THE ESSENTIAL BASIS OF THE BARGAIN.

10.      Confidentiality

         10.1 Definition. Each Party acknowledges that confidential, proprietary
              ----------
         and/or trade secret information may be disclosed or submitted by one Party (the "Providing Party") to the other (the "Receiving Party") hereunder, including, without limitation, trade secrets, processes, techniques, drawings, models, customer-related information and data, computer programs, databases, business plans, technical data, product ideas, marketing data, contracts and financial information conspicuously marked or otherwise designated as Confidential Information at the time of disclosure (the "Confidential Information").

         10.2 Scope of Use. The Receiving Party shall preserve and protect the
              ------------
         confidentiality of the Providing Party's Confidential Information using precautions at least as restrictive as those it takes to protect its own confidential, proprietary and/or trade secret information (but in no event less than a reasonable degree of care). Except as expressly authorized by this Agreement, the Receiving Party shall not itself, or allow others to, use, display, copy, disclose, transmit, reverse engineer, disassemble, decompile, translate, or modify all or any part of such Confidential Information, without the Providing Party's prior written consent. The Receiving Party agrees to limit access to the Providing Party's Confidential Information to its and its affiliates' directors, officers, employees, and contractors who: (a) have a need to know such Confidential Information for purposes of such Party performing its obligations hereunder; and (b) are obligated in writing to protect the confidentiality of such Confidential Information under terms at least as restrictive as those set forth in this

         Paragraph 10. The Receiving Party shall be fully and directly responsible and liable to the Providing Party for any breach of this Paragraph 10 by any individuals or entities receiving access to the Providing Party's Confidential Information through or on behalf of the Receiving Party.

         10.3 Exclusions. The restrictions set forth in this Paragraph 10 shall
              ----------
         not apply with respect to any information which the Receiving Party can document: (a) became publicly known through lawful means; (b) was rightfully in the Receiving Party's possession prior to disclosure by the Providing Party; (c) is disclosed to the Receiving Party without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction); or (d) is independently developed by the Receiving Party without use of or reference to any Confidential Information of the Providing Party.

         10.4 Injunctive Relief. Each Party acknowledges and agrees that, due to
              -----------------
         the unique and valuable nature of the Confidential Information and any other proprietary information and materials of the other Party, there can be no adequate remedy at Law for any breach by such Party of Paragraphs 6 or 10, that any such breach may result in irreparable harm to the non-breaching Party for which monetary damages would be inadequate to compensate the non-breaching Party, and that the non-breaching Party shall have the right, in addition to any other rights available under applicable Law, to seek from any court of competent jurisdiction preliminary and/or permanent injunctive relief to restrain any breach or threatened breach of, or otherwise to specifically enforce, any covenant or obligation of such Party under Paragraphs 6 or 10, as well as to obtain damages and equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative.

11.      Independent Contractor Relationship

         WA and iPrint are acting solely as independent contractors. Nothing in this Agreement shall be construed so as to create any agency, partnership, joint-venture, principal and agent, master and servant, employer and employee relationship between the Parties. Except as otherwise expressly provided in this Agreement, neither Party shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

12.      Indemnification

         12.1 Indemnification by WA. WA shall defend, indemnify, and hold
              ---------------------
         harmless iPrint from and against any and all third party claims, demands, actions, suits, proceedings, liabilities, damages, judgments, costs, and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with: (i) any breach or alleged breach by WA or its Affiliates, of any term, condition, representation, warranty or covenant set forth in this Agreement; and/or (ii) the gross negligence or willful misconduct of WA (collectively, the "iPrint Claims").

         12.2 Indemnification by iPrint. iPrint shall defend, indemnify, and
              -------------------------
         hold harmless WA from and against any and all third party claims, demands, actions, suits, proceedings, liabilities, damages, judgments, costs, and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with: (i) any breach or alleged breach by iPrint of any term, condition, representation, warranty or covenant set forth in this Agreement; and/or (ii) the gross negligence or willful misconduct of iPrint (collectively, the "WA Claims").

         12.3 Procedural Requirements. In claiming any indemnification
              -----------------------
         hereunder, the indemnified Party shall promptly provide the indemnifying Party with written notice of any Claim which the indemnified Party believes falls within the scope of Paragraph 12.1 or
         12.2 (as applicable). The indemnified Party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense and all negotiations relative to the settlement of any such Claim and further provided that any settlement intended to bind the indemnified Party shall not be final without the indemnified Party's prior written consent, which consent shall not be unreasonably withheld.

13.      Miscellaneous

         13.1  Severability. If any provision of this Agreement is held to be
               ------------
         invalid or unenforceable for any reason, the remaining provisions shall continue in full force without being impaired or invalidated in any way, the Parties agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

         13.2 Governing Law. This Agreement shall be governed in all respects by
              -------------
         the laws of the state of California without regard to its conflict of laws provisions, and the Parties agree that any dispute arising out of this Agreement which is not subject to Paragraph 13.3 shall be resolved in the state or federal courts of California, and the Parties hereby expressly consent to such jurisdiction therein.

         13.3 Arbitration of Disputes. Except as otherwise provided by Paragraph
              -----------------------
         10.4, any controversy of claim arising between the Parties out of or relating to this Agreement, its performance, or the breach thereof, shall be settled by binding arbitration in accordance with the rules then prevailing of the American Arbitration Association, before a single arbitrator mutually agreeable to the Parties. Judgment of the arbitrator shall be final and binding, and each Party expressly waives its right to an appeal and/or jury trial. Subject to any limitations of liability set forth herein, the arbitration award may include compensatory damages (defined for this purpose as amounts or types of damages necessary to recompense the damaged party for its losses) against but under no circumstances shall the arbitrator be authorized to, nor shall the arbitrator, award punitive damages or multiple damages against either Party.

         13.4 Integration. This Agreement, including the Exhibits attached
              -----------
         hereto, sets forth the entire understanding and agreement of the Parties and supersedes and terminates any and all oral or written agreements or understanding between the Parties as to the subject matter of this Agreement. Neither party is relying upon any warranties, representations, assurances or inducements not expressly set forth herein.

         13.5 Modification/Upgrades. No amendment, change, waiver, modification
              ---------------------
         or discharge hereof shall be valid unless in writing and signed by the Party against which such amendment, change, waiver, modification or discharge is sought to be enforced.

         13.6 Remedies Non-Cumulative. The remedies for breach of this Agreement
              -----------------------
         shall be non-cumulative, and the aggrieved Party shall be entitled to exhaust any and all claims permissible under Law or in equity.

         13.7 Headings. The headings used throughout this Agreement are for
              --------
         administrative convenience only and shall not be used for the purpose of construing and enforcing this Agreement.

         13.8 Construction. Both Parties and their respective legal counsel have
              ------------
         participated in drafting the language of this Agreement, and any construction of a language contained herein shall not be interpreted in a manner less favorable to either Party.

         13.9 Notifications. Any notice provided pursuant to this Agreement, if
              -------------
         specified to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if by mail, three (3) days after deposit in the United States mails, postage pre-paid, certified return receipt requested, (iii) if by facsimile transmission, upon electronic confirmation thereof, or (iv) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or such other address as either Party may in the future specify in writing to the other):

                  In the case of iPrint:

                  iPrint Technologies, inc.
                  255 Constitution Drive
                  Menlo Park, CA 94025
                  (650) 298-8500
                  Fax (949) 251-1172 (650)

                  With a copy to:

                  Gray Cary Ware Freidenrich
                  400 Hamilton Avenue
                  Palo Alto, CA 94301
                  (650) 833-2000
                  Fax (650) 833-2001


                  In the case of WA:

                  Wood Alliance, SP, d/b/a Wood Associates
                  Attn:  W. Scott Holmes
                  3073 Corvin Drive
                  Santa Clara, CA 95051
                  (408) 523-2760
                  Fax (408) 523-2799


         13.10 Assignment. Neither Party shall assign, delegate or otherwise
               ----------
         transfer any of its material rights or obligations hereunder without the prior written consent of the Other Party, which consent will not be unreasonably withheld. Provided, however, that the foregoing provision does not preclude iPrint from subcontracting various aspects of its services as is its current business model. Subject to the foregoing sentence, this Agreement shall be binding upon, and inure to the benefit of, the Parties' respective successors and assigns.

         13.11 Non-Solicitation. Unless otherwise mutually agreed to by the
               ----------------
         Parties in writing, during the term of this Agreement and for a period of one (1) year thereafter neither Party shall hire, or solicit the employment of, any of the other Party's employees directly or indirectly associated with the performance of this Agreement. In the event either Party breaches the foregoing restriction, the breaching Party will pay, as liquidated damages and not a penalty, within thirty
         (30) days of receipt of a notice of breach, a sum equal to two (2) years of salary or fees the non-breaching Party would pay to such employee.

         13.12 Order of Precedence. In the event of any conflict, ambiguity or
               -------------------
         inconsistency between or among the terms and conditions of this Agreement and any Exhibit hereto, the terms and conditions of this Agreement shall control.

         13.13 Publicity. iPrint and Wood will issue a joint press release
               ---------
         stating the nature of the agreement, mutually agreed upon. Otherwise, except as expressly provided in this Agreement, no news releases, or other public disclosures relating to this Agreement, its existence or its subject matter (including, without limitation, photographs, public announcements or confirmation of same) shall be made by either Party without the prior consent of the other Party, and neither Party shall use (whether in news releases, advertising or otherwise) the other Party's Marks without such other Party's prior consent, provided, however, that the Parties agree to reasonably cooperate in the issuance of mutually-agreeable joint press release(s) regarding the Parties' relationship hereunder. Notwithstanding the foregoing, iPrint may disclose that it is currently providing or has provided electronic commerce services for WA in its marketing materials, customer lists and filings with the United States Securities Exchange Commission.

         13.14 Force Majeure. If the performance of any part of this Agreement
               -------------
         by either Party is prevented, hindered, delayed or otherwise made impracticable by reason of flood, riot, fire, judicial or governmental action, power failure, computer virus, labor disputes, act of God or any other causes beyond the control of either Party, that Party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes.

         13.15 Counterparts. This Agreement may be executed in several
               ------------
         counterparts, all of which taken together shall constitute the entire agreement of the Parties hereto.

         13.16 Waiver. The delay or failure of either Party to exercise any
               ------
         right in any respect provided for herein shall not constitute a waiver, and the waiver of either Party to exercise any right in any respect herein shall not be deemed a waiver of any further right hereunder.

         13.17 Control over the Network. Notwithstanding anything to the
               ------------------------
         contrary expressed or implied by this Agreement or any Exhibit hereto, iPrint shall have the right, at any time, to remove or have removed from Store any Marks, Content, Tools and/or other items and materials which iPrint, in its sole discretion, deems may: (i) violate any applicable Law; (ii) violate or infringe upon any third party's Intellectual Property Rights, contractual rights, rights of publicity or privacy, or any other rights; (iii) promote violence, discrimination, or illegal activities; (iv) be defamatory, misleading, inappropriate, threatening, harassing, offensive, discriminatory, indecent, or pornographic; or (v) otherwise prejudice the interests of iPrint or any third party.

         13.18 Compliance with Laws. In implementing this Agreement, WA and
               --------------------
         iPrint: (a) have obtained and will obtain, and will maintain in full force and effect, all licenses, permits, approvals, and other authorizations that are necessary or required to perform its obligations under this Agreement; and (b) have complied with, and will comply with, all applicable Laws.

         13.19 Third Parties. Except as specifically set forth or referred to
               -------------
         herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any individual or entity other than the Parties and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Parties have caused his Agreement to be executed by their duly authorized representatives as of the Effective Date.

iPrint Technologies, Inc.             Wood Alliance, Inc. d/b/a Wood Associates

/s/ Royal P. Farros                   /s/ Monte Wood
----------------------------          ---------------------------------

 Royal P. Farros                      Monte Wood
----------------------------          ---------------------------------
Name                                  Name

CEO                                     CEO
----------------------------          ---------------------------------
Title                                 Title

                                   EXHIBIT "A"

                              iPrint's Compensation

This Exhibit "A" to the Strategic Development Agreement dated August 30, 2001 (the "Agreement") is entered into by and between iPrint, Inc., a Delaware Corporation (hereafter "iPrint") and Wood Alliance, Inc. d/b/a Wood Associates (hereafter "WA") and is intended to be attached to and made a part of the Agreement, the terms of which are hereby incorporated by reference.

1.       Initial Entity Stores. WA shall pay iPrint a $ [*] (US) initial
         ---------------------
non-refundable, non-cancelable monthly start up license fee for the Initial Entity Stores, payable upon Strategic Development Agreement signature until the first Company Store/Entity is live.

1.1      Entity Stores. WA shall pay iPrint anon-refundable, non-cancelable
         -------------
license fee of $ [*] (US) for each Entity Store which, for functionality that fits into the builder environment, includes development, QA, and deployment and shall include up to one (1) hour of consulting services at no additional charge (the "Complimentary Services"). The Complimentary Services shall not be cumulative, and are given solely on a per Store basis. WA shall forfeit any unused portion of the Complimentary Services without right to a credit. WA will pay iPrint 50% of the license fee upon initiation of Company Store/Entity development and 50% upon delivery of Company Store/Entity website.

2.       Monthly Maintenance Fees.
         -------------------------

2.1      Initial Entity Stores. WA shall pay iPrint a monthly maintenance fee
         ---------------------
         for the Entities e-storefronts in the amount of $ [*] (US) or a transaction fee of [*] percent of total gross revenues transacted, less any customer applied mark-up to retail price (for example, if Wood's retail price is $10 and the customer wants to charge $15, the [*] % is on the $10 and not the $15 charge), from all iPrint built Entities/Company Stores per month, whichever is greater, commencing upon the launch of the first such e-storefront (such amount shall be adjusted pro-ratably for the first month, as may be applicable), invoiced on the first day of each month. Provided that WA's aggregate e-storefront count does not exceed 50 and its user and transaction volumes (`Load Levels') do not exceed WA's current user and transaction volumes per e-storefront that WA has experienced on average for the three months prior to this Agreement (for its existing e-stores hosted on LiveMarket)(its `Current Average'), during the Term, then iPrint warrants the transaction performance of the e-storefronts and during the Term and WA's maintenance fee shall not increase. Provided, however, that should WA's Load Levels increase beyond its Current Average or 50 e-storefronts as measured by the average quarterly usage prior to the Effective Date, then iPrint may be required to add additional servers and or capacities to the e-storefront infrastructure in order accommodate the higher load levels. Should this be required, WA's monthly maintenance fee will increase, accordingly. Wood agrees to pay iPrint $200/hr for development that may be required beyond the current specification and scope of a Company Store (Exhibit C) or any other applicable technical endeavors. All supplemental development costs are to be quoted by iPrint in writing and approved by Wood in writing in advance of such development.

 [*] IDENTIFIES REDACTED MATERIAL WHICH HAS BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.2 IT Services: In addition, as a separate and independent service to WA, and strictly at the option of both WA and iPrint, WA can contract from iPrint on a month-to-month basis for $ [*] (US) per month paid at the beginning of each month the following IT services:

     . EC3 Helpdesk -- iPrint's EC3 system provides web-based helpdesk functionality, including the tracking and reporting of help requests.
     . EC3 Document Repository -- iPrint's EC3 also contains a document repository, which handles things like user permissions and groups.
     . Bug Database -- iPrint' s bug database is a web-based bug database system that allows Wood to better track/maintain bugs and feature requests.
     . Change Management System -- iPrint's Change Management System allows Wood's ERP team to track changes as they migrate through QA and allow the production team to better manage the deployments.

2.3 Customer Support Services: In addition, as a separate and independent service to iPrint, and strictly at the option of both iPrint and WA, iPrint can contract from WA on a month-to-month basis for $ [*] (US) per month paid at the beginning of each month the following Customer Support services:

     .    See Exhibit E (Customer Support Services Agreement).


          IN WITNESS WHEREOF, the Parties have caused this Exhibit "A" to the Agreement to be executed by their duly authorized representatives, on the date set forth below (or the later of the dates set forth below, if different).

iPrint Technologies, inc.

By:      /s/  Royal P. Farros
         -----------------------------------

Title:         CEO
         -----------------------------------

Dated:      8/31/01
         -----------------------------------


Wood Alliance, Inc.

By:       /s/ Monte Wood
         -----------------------------------

Title:       CEO
         -----------------------------------

Dated:       8/31/01
         -----------------------------------



 [*] IDENTIFIES REDACTED MATERIAL WHICH HAS BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT "B"

                                Initial Entities

This Exhibit "B" to the Strategic Development Agreement dated August 30, 2001 (the "Agreement") is entered into by and between iPrint Technologies, inc. a Delaware Corporation (hereafter "iPrint") and Wood Alliance, Inc., d/b/a Wood Associates (hereafter "WA") and is intended to be attached to and made a part of the Agreement, the terms of which are hereby incorporated by reference.

To be supplied by WA as applicable.

         IN WITNESS WHEREOF, the Parties have caused this Exhibit "B" to the Agreement to be executed by their duly authorized representatives, on the date set forth below (or the later of the dates set forth below, if different).

iPrint Technologies, inc.

By:      /s/ Royal P. Farros
         -----------------------------------

Title:      CEO
         -----------------------------------

Dated:      8/31/01
         -----------------------------------


Wood Alliance, Inc.

By:       /s/ Monte Wood
         -----------------------------------

Title:        CEO
         -----------------------------------

Dated:        8/31/01
         -----------------------------------

                                   EXHIBIT "C"

                                  Project Scope

This Exhibit "C" to the Strategic Development Agreement dated August 30, 2001 (the "Agreement") is entered into by and between iPrint Technologies, inc., a Delaware Corporation (hereafter "iPrint") and Wood Alliance, Inc. d/b/a Wood Associates (hereafter "WA") and is intended to be attached to and made a part of the Agreement, the terms of which are hereby incorporated by reference.

Project Scope: An internal Store or eStorefront which will allows Customer's employees or certain designated persons to purchase Customer-specific Products and is a simple, static electronic catalog e-commerce website with no more than 100 products with approximately the same functionality as existing WA Company Stores.

The following also applies:

A.       Application and Network Hosting

Physical Hosting Facility. Maintains a physical server hosting facility in order
-------------------------
to better update the Store with the features, scalability and support needed to increase competitiveness, productivity and volume. Some benefits offered through's server hosting includes: ongoing software and feature upgrades; hardware scalability; network bandwidth; provision of a suitable hosting facility, with adequate electrical, air conditioning and fire safety utilities (including back-up resources); installation and configuration of all hardware and software for the Store, including all support software directly related to the Web site; monitoring and operational control of the Store; Internet connectivity through high speed, highly available network access (competitive with other eCommerce services Web sites); back-up and restoration services; technical and customer support; Web site uptime availability of 99% (with the exception of scheduled downtime for maintenance and support, and unforeseen circumstances beyond direct control).

Network Connectivity. WA's Site shall be provided a shared T-1 access line.
---------------------

         IN WITNESS WHEREOF, the Parties have caused this Exhibit "C" to the Agreement to be executed by their duly authorized representatives, on the date set forth below (or the later of the dates set forth below, if different).

iPrint Technologies, inc.

By:      /s/ Royal P. Farros
         -----------------------------------

Title:       CEO
         -----------------------------------

Dated:       8/31/01
         -----------------------------------


Wood Alliance, Inc.

By:       /s/ Monte Wood
         -----------------------------------

Title:        CEO
         -----------------------------------

Dated:        8/31/01
         -----------------------------------

                                   EXHIBIT "D"
                          CORPORATE SERVICES AGREEMENT
                                   Coversheet

This Corporate Services Agreement, including all attachments hereto ("Agreement") is effective [Date] (the "Effective Date") and is between iPrint Technologies, inc., a Delaware corporation located at 1450 Oddstad Dr., Redwood City, CA 94063 ("iPrint"), and [Legal Name of Company], a [State of Incorporation] corporation located at [Address] ("Company"). The parties agree as follows:


1.   Background. iPrint is an online provider of customized print services and
     ----------
     technology. Company would like to offer to its employees [change as necessary] ("Users") certain customized products and services provided by iPrint through a website managed, controlled, and supported by iPrint (the "Corporate Print Center Site").

2.   Services.   The services covered under this agreement are:
     --------

     _____       Corporate Promotional Products

      XXX        Corporate Paper Products
     -----

     _____       Other Services:  [Specify]

                 ____________________________________________
3.   Pricing.
     -------

     A.  Prices.
         ------

         Set-up Fee:                           $_______________

         Monthly Website Maintenance Fee       $_______________

         Changes to Corporate Print            $_______________
         Center Site (after original set-up)
         Priced per service

         [Additional Fee (Specify)]            $_Not Applicable

         [Additional Fee (Specify)]            $_Not Applicable

         [Additional Fee (Specify)]            $_Not Applicable

         Product Pricing:

         Product Pricing is attached and specified in Exhibit A.

     B.  Minimum Commitment.   Company agrees to purchase the following minimum
         ------------------
         amount of iPrint products under this agreement:

         Minimum Quarterly Commitment:  $__________________

         Should Company fail to achieve its minimum commitment, Company shall pay to iPrint at the end of each quarterly period, an amount equal to the difference between the total amount of the minimum commitment and the amount of product actually purchased during the applicable period.

4.   Products. Company will provide iPrint with Company Marks, logos or content
     --------
     to be printed and designate which iPrint corporate package of products to be offered under this Agreement.

     Corporate Paper Products consist of the following:

     Business Cards: .
     Letterheads 8.5"*11
     Envelopes A10:
     [Examples] Ink on Master: Black & 1 PMS ink flat, Stock :Howard Linen Bright white 24#, Imprint Ink: Black ink flat

5.   Billing Information:

     Method of Payment: ________________________________

     Billing Address: __________________________________

                      __________________________________

                      __________________________________

     Contact Person:  __________________________________

     Telephone No:    __________________________________

6.   Minimum Inventory:

     As an accommodation to the Company, iPrint will maintain a minimum inventory of certain custom preprinted and generic promotional products as designated by the Company and set forth in the Minimum Inventory Supplement attached hereto as Exhibit B, if applicable. Any products remaining in inventory hereunder at the termination or expiration of this Agreement shall be charged to the Company in a final billing. Such products will be shipped to a location specified by Company, or destroyed after a reasonable amount of time, if no disposition instruction is forthcoming from the Company. Any changes to the Minimum Inventory Supplement must be in writing and signed by both parties.

7.   Entire Agreement. This Agreement incorporates the attached Terms and
     ----------------
     Conditions and all other attachments hereto, and represents the entire agreement, supersedes all prior agreements and understandings between the parties relating to the subject matter, and may be changed only in a writing signed by both parties.

Each party acknowledges that it understands this Agreement and agrees to be bound by its terms. Each party represents and warrants that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The parties agree that facsimile signatures and initials on this Agreement shall bind the parties to the same degree as an original signature.

IPRINT TECHNOLOGIES, INC.                       [Legal Name of Company]


By: ____________________________________        By: ____________________________

Name: __________________________________        Name: __________________________

Title: _________________________________        Title: _________________________

                          CORPORATE SERVICES AGREEMENT
                              Terms and Conditions

1.    Definitions.
      -----------
      a. The Corporate Print Center Site, will be linked from one or more pages on the Company's website ("Company Link Page(s)").
      b. Those trademarks which are properly owned or licensed by the Company that Company designates to be included in the Corporate Print Center Site are referred to as the "Company Marks."
      c. The Corporate Print Center Site provided by iPrint, together with the environment, page composition, and content of the Corporate Print Center Site (excluding the Company Marks), and all technology used by iPrint to perform the services available through the Corporate Print Center Site (including without limitation all patents, copyrights, and trade secrets of iPrint in the technology), is referred to as the "iPrint Technology."

2.    Services. iPrint will manage, control, and support the Corporate Print
      --------
      Center Site, provide a software and hardware environment for the Corporate Print Center Site, and provide links to the Company Link Page(s) via graphical hyperlink to a unique URL. Company will pay to iPrint a one-time set-up fee, due upon contract signature.

3.    Orders. iPrint will process orders placed by users of the Corporate Print
      ------
      Center and reserves the right to reject orders that do not comply with any requirements that iPrint or Company periodically may establish, including without limitation, availability of product and sufficiency of lead times. Company will control access to the Corporate Print Center Site and shall bear responsibility for all orders placed through the Corporate Print Center Site.

4.    Pricing. Pricing for products and services will be as specified on the
      -------
      Coversheet, as specified in Exhibit A or as otherwise by the parties. iPrint reserves the right to adjust prices upon 30 days prior written notice to Company. Any requested changes to the Corporate Print Center site beyond initial agreed upon set up will be priced on a per service basis.

5.    Payment. Payment shall be made by credit card or Company purchase order,
      -------
      subject to iPrint credit approval. iPrint will bill for each order upon shipment. Invoiced amounts will be due within 30 days following the date of invoice. All late payments shall be charged interest computed on a daily basis from the due date until it is paid in full, at the rate of one (1%) per month or the maximum rate permitted by law, whichever is less, and Company promises to pay such interest imposed on any late payments.

6.    Company License. During the term of this Agreement Company grants to
      ---------------
      iPrint a limited, nonexclusive, worldwide license to use all content and any Company Marks provided to iPrint under this Agreement only on the Corporate Print Center Site, approved corporate products and in promotions of the Corporate Print Center Site. Except for the limited licenses specified, Company is not selling or transferring any aspect of the Company Marks.

7.    iPrint License. During the term of this Agreement iPrint grants to Company
      --------------
      a limited, nonexclusive, worldwide license to: (i) use the Corporate Print Center Site, (ii) use the iPrint trademark and iPrint logo only on the Corporate Print Center Site and only for the purpose of marketing and promoting the Corporate Print Center Site and related services and products, (iii) establish a link from the Company Link Page(s) to the Corporate Print Center Site using a banner, button, or other interface (the "Link"), the size and design of which must be approved in advance by iPrint, and (iv) associate the Company Link Page(s) with the Corporate Print Center Site and iPrint Technology. Except for the limited licenses specified, iPrint is not selling or transferring any aspect of its trademarks or logos, the Corporate Print Center Site, any related services, or the iPrint Technology.

8.    Ownership. iPrint represents that it either owns or licenses all right,
      ---------
      title, and interest in and to the iPrint Technology and the iPrint trademark. Company represents that it either owns or licenses all right, title, and interest in and to the Company Marks. Except for Company Marks and proprietary content, all files created using the Corporate Print Center shall be owned by iPrint.

9.    User Data. Company will be entitled to receive from iPrint quarterly
      ---------
      reports setting forth the demographic, shipping, and billing information, to the extent this information is available to iPrint, of Users of the Corporate Print Center Site. In addition, aggregate information on use patterns and volumes may be collected. The information is considered confidential as between the parties, and neither will disclose the information to any third parties.

10.   Size and Placement of Notice and Mark. Size, content and placement of the
      -------------------------------------
      iPrint logo and iPrint trademark must be approved in advance by iPrint. An appropriate copyright notice will appear in the footer of each page where the trademark or logo appears.

11.   Term. The term of this Agreement will be one year beginning on the
      ----
      Effective Date. The Agreement maybe renewed for one year periods upon written agreement of both parties. Nothing in this Agreement will restrict iPrint from entering similar agreements with other parties.

12.   Publicity. Either party may issue a press release announcing the business
      ---------
      relationship. All such press releases will be reviewed and approved in advance by both parties. Neither party will unreasonably delay or withhold its approval. If either party is subject to disclosure laws related to publicly traded securities, and if that party is required by the disclosure laws to issue a press release or otherwise disclose publicly some aspect of the business relationship, then approval of the release or disclosure by the other party must be sufficiently prompt to enable the other party to comply easily with the timeliness requirement of the applicable disclosure law.

13.   Customer Service & Support. iPrint will provide customer service directly
      --------------------------
      to users of the Corporate Print Center Site. Customer Service hours are Monday through Friday - 7am-7pm, and Saturday and Sunday - 8am-5pm Pacific time. Hours of operation are subject to change Email inquiries are generally answered within 24 hours.

14.   Termination. Should either party be in default of any of its material
      -----------
      obligations under this Agreement, the other party may terminate the Agreement by providing to the other a notice of the default and an opportunity to cure within 30 days following receipt of the notice. Either party may terminate this Agreement upon 10 days advance written notice should the other party become insolvent, make an assignment for the benefit of creditors, or have a petition in bankruptcy filed by or against it in good faith.

15.   Reprints. iPrint will not be liable or responsible for providing reprints
      --------
      of orders processed through the Corporate Print Center Site, except where the reprint is required due to the fault or poor quality work of iPrint or where such order is not delivered to company.

16.   Confidentiality. As used in this Agreement, "Confidential Information"
      ---------------
      means all pricing information of any kind discussed or agreed upon between iPrint and Company, the terms of this Agreement, and all information disclosed by either party to the other pursuant to this Agreement which is designated as proprietary or confidential. Notwithstanding the foregoing, Confidential Information will not include any information that is:

      (i) already publicly known, (ii) discovered or created by the receiving party without reference to any Confidential Information, (iii) otherwise known to the receiving party through no wrongful conduct of the receiving party, (iv) required to be disclosed by law or court order, or (v) disclosed generally to third parties by the disclosing party without restrictions similar to those referred to above. Except as provided in the section entitled "Publicity," each party agrees to use commercially reasonable efforts to protect the confidentiality of the other party's Confidential Information. The confidentiality provisions of this section will survive the termination or expiration of this Agreement for a period of three years.

17.   Warranties. Each party represents and warrants that (i) it has the full
      ----------
      corporate right and authority to enter and perform this Agreement, (ii) the execution and performance of this Agreement does not knowingly violate any other covenant or agreement, (iii) when executed and delivered this Agreement will constitute the legal, valid, and binding obligation of the party, and (iv) it will obtain and maintain at its own expense any licenses, registration, permit, and approval needed for it to perform its duties under this Agreement. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY EXPRESSLY DISCLAIMS, ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18.   Limitation of Liability. In no event will the liability of either party to
      -----------------------
      the other include any incidental, indirect, special, or consequential damages (even if the relevant party has previously been advised of the possibility of such damages), such as, but not limited to, loss of revenue or anticipated profits of lost business, except as provided in the section entitled "Indemnity."

19.   Indemnity. Each of iPrint and Company agree to defend, indemnify, and hold
      ---------
      the other free and harmless from and against all claims, liabilities, losses, and expenses (including without limitation reasonable attorneys' fees and costs), arising from any claim or assertion that any aspect of either party's service or any trademarks or other content supplied by either party infringes any patents (issued on or before the Effective
      Date) copyrights, trademarks, or trade secrets of third parties arising under U.S. law.

20.   Relationship of the Parties. In performing the obligations under this
      ---------------------------
      Agreement, each party is acting independently and not as an agent, partner, or joint venturer with the other party for any purpose. Except as expressly provided in this Agreement, neither party will have any authority to act or to create any obligation, express or implied, on behalf of the other.

21.   Causes Beyond Control. Neither party will be liable to the other by reason
      ---------------------
      of any failure in performance of this Agreement if the failure arises out of acts of God, acts of any other party, acts of governmental authority, fires, strikes, delays in transportation, riots or war, or any cause beyond the reasonable control of that party. If any such event delays performance, the time allowed for performance will be appropriately extended.

22.   Notices. All notices will be in writing and sent to the parties at their
      -------
      addresses set forth in this Agreement or as modified by written notice to the other party. Notices to iPrint will be sent to the attention of General Counsel. A copy of any notice to iPrint will be sent to Mark Radcliffe, Esq., Gray, Cary, Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, CA 94301. Notices will be considered to have been given when received.

23.   Severability. If a court determines that any aspect of any provision of
      ------------
      this Agreement is invalid or unenforceable, this Agreement will be considered to have been modified to the minimum extent required by the court, and the remainder of this Agreement, including any modified provision, will continue in full force.

24.   Waiver. No delay or failure of any party to enforce any right under this
      ------
      Agreement will be considered a waiver of that or any other right under this Agreement, and no waiver will constitute a continuing waiver of such right.

25.   Assignment. Neither party may assign or transfer this Agreement to any
      ----------
      other person or entity and any such attempted assignment or transfer, without the written approval of the other party, will be void and of no effect. Notwithstanding the foregoing, each party may assign this Agreement to a majority owned subsidiary or in connection with the sale, merger, or other transfer of substantially all of its business or assets. This Agreement will inure to the benefit of and will be binding upon the parties' permitted successors and assigns.

26.   Survival of Provisions. The provisions of Sections 8, 9, 14 and 16 through
      ----------------------
      27 inclusive herein and Section 7 in the attached Coversheet, will survive termination or expiration of this Agreement.

27.   Governing Law. This Agreement will be governed by the laws of the State of
      -------------
      California, excluding its conflicts of law principles.

28.   Arbitration. Any claim, dispute, or controversy arising out of or in
      -----------
      connection with this Agreement or its alleged breach will be submitted by the parties to arbitration by the American Arbitration Association in San Francisco, California, under the commercial rules then in effect for that Association, except as provided herein. The arbitration will be held before a single arbitrator. The parties will be entitled to discovery as provided in Sections 1283.05 and 1283.1 of the Code of Civil Procedure of the State of California, whether or not the California Arbitration Act is deemed to apply to the arbitration. The award rendered by the arbitrator will include costs of arbitration, reasonable attorneys' fees, and reasonable costs for expert and other witnesses, and judgment on the award may be entered in any court having jurisdiction. Nothing in this Agreement will be considered to prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the parties and the subject matter of the dispute as necessary to protect either party's name, proprietary information, trade secrets, know-how, or any other proprietary rights. All proceedings and all documents prepared in connection with any arbitration will be confidential and, unless otherwise required by law, the subject matter of the documents will not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator, and, if involved, the court and its staff.

                                   EXHIBIT "E"

                       Customer Support Services Agreement

iPrint Customer Support Service Requirements for Wood Houston CS.

The attached Exhibit E-1 is incorporated herein by reference for all purposes.

iPrint Technologies, inc.

By:      /s/ Royal P. Farros
         -----------------------------------

Title:       CEO
         -----------------------------------

Dated:       8/31/01
         -----------------------------------


Wood Alliance, Inc.

By:       /s/ Monte Wood
         -----------------------------------

Title:        CEO
         -----------------------------------

Dated:        8/31/01
         -----------------------------------
iPrint CS Requirements


                        STRATEGIC DEVELOPMENT AGREEMENT:

                                   EXHIBIT E-1

iPrint Customer Support Service Requirements for Wood Houston CS
Ver. 4

Author:  Benjie Go
Revised: 8/29/01

HOURS OF OPERATION
------------------

Business hours of operation used as basis for email and voice response times that are published on the website and/or partner agreement contracts.

     .  Mon thru Fri / 7am - 6pm CST
     .  Excluding Weekends and Holidays*

*Option to offer limited support hours during Thanksgiving and Christmas
Holidays

GCC HOURS OF OPERATION
----------------------

--------------------------------------------------------------------------------------------------
     India Standard Time (IST)    Pacific Standard Time (PST)      Central Standard Time (CST)
--------------------------------------------------------------------------------------------------
                                      IST less 12.5 hours              IST less 10.5 hours
--------------------------------------------------------------------------------------------------
     Mon thru Sat / 9am - 5pm        Daily 8:30pm - 4:30am            Daily 10:30pm - 6:30am
--------------------------------------------------------------------------------------------------

RESPONSIBILITIES
----------------

Primary Responsibilities

     1. Provide Phone Support to all customers

     2. Provide Email Support to:
        .   All 2/nd/ Level Support customers
        .   Select Corp Shop customers; i.e. Oracle, PeopleSoft
        .   New Corp Shops / Private Label stores during the first 90 days from launch

     3. Provide case management, escalation and training support to GCC

     4. Respond to 3/rd/ party customer escalations from:
        .   Better Business Bureau
        .   BizRate
        .   Farros@iprint.com
            -----------------
        .   Online and Print Customer Feedback Postings
        .   Internal - iPrint or Wood employee

     5. Maintain communication channels with:
        .   Marketing
        .   Sales
        .   Product Development
        .   QA
        .   Plant Management
        .   Finance
iPrint CS Requirements

     6. Process Product Returns

     7. Generate and manage Coupon Codes

     8. Submit Bugs and Feature Requests
iPrint CS Requirements


Secondary Responsibilities

     1. Provide email support to all customers

     2. Reports

EMAIL SERVICE LEVELS
--------------------

     . Provide email support during business hours to Primary customers (shown
                                                      -------
       in Blue or designated with *)

     . Service Levels are calculated on a weekly average

----------------------------------------------------------------------------------------------------
       Support Level              Customer Type         Response Time            Customers
----------------------------------------------------------------------------------------------------
                                                                               iPrint
                                                                               ---------------------
                                                                               Yahoo
                                                                               ---------------------
                                  iPrint Website       1 business day          Excite
                                                                               ---------------------
                                                                               IRS
                                                                               ---------------------
                                                                               NASA
                                  ------------------------------------------------------------------
          1/st/ Level                                                          Oracle*
          -----------                                                          ---------------------
     Response to direct                                                        PeopleSoft*
     customer (end user)                                                       ---------------------
         inquiries                Corp Shops           8 business hours        Softbank
                                                                               ---------------------
                                                                               Harmonic* (TBD)
                                                                               ---------------------
                                                                               Detroit Lions
                                  ------------------------------------------------------------------
                                  Private Label                                MSN
                                  (iKiosk)                                     ---------------------
                                                       1 business day          GatherRound
                                                                               ---------------------
                                                                               Polaroid-izone
                                  ------------------------------------------------------------------
                                  GCC*                 1 business day
----------------------------------------------------------------------------------------------------
         2/nd/ Level*                                                          CopyMax (OfficeMax)
         -----------                                                           ---------------------
         Response to                                                           3M
     partner/distributor                                                       ---------------------
      who handles their           Private Label        4 business hours        Matchbooks
     own customer (1/st/          (iKiosk)                                     ---------------------
      level) inquiries                                                         vJungle
----------------------------------------------------------------------------------------------------

iPrint CS Requirements


PHONE SERVICE LEVELS
--------------------

     . Provide Phone Support during published Hours of Operation

     . Because the customer pays for the call, hold and queue time service levels need to be maintained

     . Greeting: Customer Support, this is "your name", how may I help you?

     . Closing: Is there anything more I can help you with today? Thank you for calling.

     . Record Personal Greeting in personal mailboxes, updated daily with date stamp and work hours

     . Provide ACD reports for call volume and metrics

     . Call Routing, Phone Numbers, ACD information - TBD.

---------------------------------------------------------------------------------------------------------------
                        Metric                                               Service Level
---------------------------------------------------------------------------------------------------------------
Avg Queue Time - waiting for available agent                            20 seconds
---------------------------------------------------------------------------------------------------------------
Avg Hold Time - placing customer on hold                                30 seconds
---------------------------------------------------------------------------------------------------------------
Avg Time Aux In                                                         TBD
---------------------------------------------------------------------------------------------------------------
Avg Time Aux Out                                                        TBD
---------------------------------------------------------------------------------------------------------------
Call Completion Rate                                                    TBD
---------------------------------------------------------------------------------------------------------------
Abandoned Call Rate                                                     5%
---------------------------------------------------------------------------------------------------------------
Call Bounce Rate                                                        TBD
---------------------------------------------------------------------------------------------------------------
Response time to voice messages during business hours                   1 hour
---------------------------------------------------------------------------------------------------------------
Response time to voice messages after hours                             8am the next business day
---------------------------------------------------------------------------------------------------------------

COST PER CONTACT
----------------

Email:
Simple                 $1.60
Case Management        $3.20

Phone                  $4.00

     . Email interactions that are designated, as a "Case Management" case in iPrint's Vantive system, which require additional auto-task assignments in Vantive.

     . Email interactions that are designated as a "Simple" case in iPrint's
       Vantive system, which require no additional auto-task assignments in Vantive.

     . Costs are per email and phone contact handling only, does not reflect support task cost.

Estimated Cost for Email/Phone Contacts Sept - Dec 2001

Sep-01   Oct-01    Nov-01    Dec-01
$6,965   $7,101    $6,522    $6,726
iPrint CS Requirements


HEADCOUNT
---------

     . Wood CS workload projections are contingent on GCC meeting or exceeding forecasted volumes.

---------------------------------------------
     Task                    Hours per Day
---------------------------------------------
Email                              3
---------------------------------------------
Phone                              7
---------------------------------------------
Support Tasks                     27
---------------------------------------------
Total Hours                       37
---------------------------------------------

     . Headcount are Full Time Equivalents.

---------------------------------------------
FTE HC / 8hrs                    4.6
---------------------------------------------



CONDITIONS OF AGREEMENT
-----------------------

     . Wood agrees to maintain email and phone service levels listed in this agreement, provided that the actual monthly volumes do not exceed forecasted volumes by more than 25%.

     . If a service level is not met for more than five consecutive business days, Wood, with the support of iPrint, will implement a corrective action plan to address the backlog within five business days.

     . Wood will be responsible for responding to all contacts not handled by GCC.

REPORTS
-------

TBD